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                                  Exhibit 12

                             Computation of Ratios


Net Income Per Share                             =   Net Income/Average Common
                                                      Shares Outstanding

Cash Dividends Per Share                         =   Dividends Paid/Average
                                                      Common Shares Outstanding

Book Value Per Share                             =   Total Shareholders'
                                                      Equity/Average Common
                                                      Shares Outstanding

Return on Average Assets                         =   Net Income/Average Assets

Return on Average Shareholders' Equity           =   Net Income/Average
                                                      Shareholders' Equity

Net Interest Margin                              =   Net Interest Income/Average
                                                      Earning Assets

Noninterest Expense to Average Assets            =   Noninterest Expense/Average
                                                      Assets

Efficiency Ratio                                 =   Noninterest Expense/(Net
                                                      Interest Income Plus
                                                      Noninterest Income)

Average Loans to Deposits                        =   Average Net Loans/Average
                                                      Deposits Outstanding

Dividend Payout                                  =   Dividends Declared/Net
                                                      Income

Average Shareholders' Equity to Average Assets   =   Average Shareholders'
                                                      Equity/Average Assets

Tier I Capital Ratio                             =   Shareholders' Equity-
                                                      Intangible Assets-
                                                      Securities Mark-to-market
                                                      Capital Reserve (Tier I
                                                      Capital)/ Risk Adjusted
                                                      Assets

Total Capital Ratio                              =   Tier I Capital Plus
                                                      Allowance for Loan
                                                      Losses/Risk Adjusted
                                                      Assets

Tier I Leverage Ratio                            =   Tier I Capital/Average
                                                      Assets

Net Charge-offs to Average Loans                 =   (Gross Charge-offs Less
                                                      Recoveries)/ Average Net
                                                      Loans

Non-performing Loans to Period End Loans         =   (Nonaccrual Loans Plus
                                                      Loans Past Due 90 Days or
                                                      Greater)/Gross Loans Net
                                                      of Unearned Interest)

Non-performing Assets to Period End Assets       =   (Nonaccrual Loans Plus
                                                      Loans Past Due 90 Days or
                                                      Greater Plus Other Real
                                                      Estate)/Total Assets

Allowance for Loan Losses to Period              =   Loan Loss Reserve/(Gross
 End Loans                                            Loans Net of Unearned
                                                      Interest

Allowance for Loan Losses to Non-                =   Loan Loss
 Loans                                                Reserve/(Nonaccrual Loans
                                                      Performing Loans Plus
                                                      Past Due 90 days or
                                                      Greater)

                                      129